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                                                                    EXHIBIT 10.9

                        EXCLUSIVE DISTRIBUTION AGREEMENT

      THIS EXCLUSIVE DISTRIBUTION AGREEMENT (this "Agreement"), dated as of August 13, 2004 (the "Effective Date") is entered into between BAXTER HEALTHCARE CORPORATION with its principal place of business at One Baxter Parkway, Deerfield, Illinois 60015-4633 ("Baxter"), and HALOZYME, INC. with its principal place of business at 11588 Sorrento Valley Road, Suite 17, San Diego, California 92121 ("Halozyme").

      WHEREAS the parties entered into the non-binding letter effective as of April 27, 2004 (the "Letter"), pursuant to which the parties contemplated negotiation of this Agreement, and for purposes of this Agreement, "Product" shall have the meaning set forth in Section 1 of the Letter;

      WHEREAS, Halozyme wishes to have Baxter promote, market, distribute and sell the Product and Baxter wishes to promote, market, distribute and sell the Product for Halozyme in the Territories as defined below;

      NOW, THEREFORE, in consideration of the premises and the undertakings, terms, conditions and covenants set forth below, the parties hereto agree as follows:

      1. Appointment and Scope.

            1.1 Appointment. As of the Effective Date and subject to the terms and conditions and for the term of the Agreement, Halozyme hereby appoints Baxter as its exclusive distributor of the Products and its Improvements (as hereinafter defined) in the Territories (as defined below). Baxter hereby accepts such appointment and shall use its commercially reasonable efforts to promote, market, distribute and sell the Product after the Approval Date (as defined below). Baxter may extend such exclusive distribution rights to any of its Affiliates or sub-distributors in Baxter's customary distribution system for its other products, provided that such Affiliates or sub-distributors shall be bound by the terms of this Agreement. For the avoidance of doubt, during the term of the Agreement Halozyme shall not, and shall not enable, assist or appoint any third party (other than Baxter) to, sell or import Product, or any product that directly competes with the Product (as determined by its labeled indications), in the Territories. Notwithstanding the foregoing (but subject to
Section 4.2), Halozyme retains the right jointly with Baxter, to promote and market (but not to sell) the Product. Notwithstanding the foregoing (but subject to Section 4.2), Baxter shall have the right to continue to manufacture or have manufactured, market and distribute any products that Baxter currently manufactures, markets or distributes or has under development. "Improvements" shall mean such enhancements to the Product ***, including line extensions of the Product, packaging of the Product, labeling of the Product, developments in the Product itself, and Product as produced by newly developed manufacturing methods.

            1.2 Territories. "Territories" shall mean the Initial Territory and each Additional Territory (as each is defined below). The "Initial Territory" shall mean the United States and its territories, possessions and Puerto Rico. An "Additional Territory" shall mean a geographic territory (other than the Initial Territory) that may be added to this Agreement from time to time in

*** Confidential material redacted and submitted separately to the Securities and Exchange Commission.
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accordance with the following. If Halozyme desires the distribution of Product in a territory that is not yet part of the Territories (other than any territory that was part of the Territories at one time but has been excluded pursuant to
Section 1.3), Halozyme shall provide written notice to Baxter of each such territory. In addition to the rights set forth in Section 1.6 below, Baxter shall have the right for a period of six (6) months following the date of such written notice to designate such territory as an Additional Territory by notifying Halozyme in writing during such six (6) months period. Upon Baxter's written notice to Halozyme in such six (6) month period, such territory shall be an Additional Territory under this Agreement. If Baxter does not provide such written notice during the applicable six (6) month period, such territory shall not be an Additional Territory and Baxter shall have no rights under this Agreement to promote, market, distribute or sell Products in such territories.

            1.3 Diligence. Baxter will promote, market, distribute and sell the Products in the Territories using commercially reasonable efforts, assuming all necessary regulatory approvals are obtained. If Baxter fails to use such efforts in a country-by-country basis for the countries within the Territory and subject to the cure period set forth in Section 8.2, Halozyme shall have the right upon written notice to terminate this Agreement with respect to such country.

            1.4 Independent Purchaser Status. Baxter shall be an independent purchaser and seller of the Product. Baxter shall not act as an agent or legal representative of Halozyme, nor shall Baxter have any right or power to act for or bind Halozyme in any respect or to pledge its credit. Except as expressly set forth herein, Baxter shall be free to resell the Product on such terms as it may, in its sole discretion, determine, including price, marketing, advertising, promotion, returns, credits and discounts. The detailed operations of Baxter under the Agreement are subject to the sole control and management of Baxter. Halozyme shall reasonably support Baxter's sales and promotional activities, including but not limited to, referring to Baxter all orders and inquiries from customers and providing Baxter with any existing marketing materials and documents relating to the marketing authorizations for the Products.

            1.5 Failure to Supply. Each party shall use its commercially reasonable efforts to ensure a steady supply of Product or to resolve any associated supply issues with their respective contractors.

            1.6 Right of First Refusal for Other Products. Halozyme hereby grants Baxter a right of first refusal to negotiate for an exclusive license within the Territories on commercially reasonable terms to distribute, offer to sell and sell any new products (other than Improvements described in the last sentence of Section 1.1) for use in ***, if such products are developed or produced by Halozyme and are labeled for use in ***. Baxter shall have the right for a period of six (6) months following the date of such written notice to designate such other product as a product to be distributed pursuant to the terms of this Agreement by notifying Halozyme in writing during such six (6) month period. Upon Baxter's written notice to Halozyme in such six (6) month period, such other product will be deemed a Product under this Agreement. If Baxter does not provide such written notice during the applicable six (6) month period, such other product will not be added to this Agreement and Baxter shall have no rights under this Agreement to promote, market, distribute or sell such other product in the Territory.

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      2. Financial Considerations. Supply of Product.

            2.1 *** Profit Calculation. "*** Profit" shall mean, with respect to a calendar quarter, all actual invoiced sales of Product and bovine hyaluronidase as set forth in Section 4.2 received by Baxter, its affiliates or their respective sublicensees from the sale of Products in such calendar quarter less (a) *** for the Product (as mutually agreed by the parties), (b)(i) *** reasonably allocable to such sales of the Product; (ii) returns, recalls, breakage, uncollected debt, credits or allowances, if any, given or made in the ordinary course of business consistent with past practice; (iii) sales, use, value added or other excise taxes, if any, imposed on the sale by any governmental entity; and (iv) freight and insurance costs incurred in transporting Product from Baxter's distribution center in Memphis, Tennessee or such other distribution center in the Territory as may be designated by Baxter to the customer, (c) royalties owed by Halozyme to licensors of Halozyme owned or controlled intellectual property for the sale of such Product by Baxter or its Affiliates (***), and (d) *** owed by Baxter to licensors of Baxter owned or controlled intellectual property for the sale of such Product by Baxter or its Affiliates (***). Baxter and Halozyme shall exercise commercially reasonable care to maintain any such licenses which cover Product, and or its sale, offer for sale, distribution, promotion, importation, exportation, or use, in good standing, and Baxter or Halozyme shall promptly notify the other party if any such license is terminated. Baxter shall pay to Halozyme, or to Halozyme's licensor as Halozyme shall direct, the amounts described in clause (c) above concurrently with Halozyme's payment of its share of Gross Profit, and shall pay the amounts described in clause (d) above directly to the licensors of Baxter.

                  2.1.1 *** Profit Product. Baxter shall pay to Halozyme in USD, with respect to each sale of the Product, *** of *** Profits for such Product.

                  2.1.2 *** Profit *** hyaluronidase. Baxter shall pay to Halozyme in USD, with respect to each sale of *** in said Territory a percentage of *** Profits as follows: (i) For the one (1) year period after the first (1st) year anniversary of the Approval Date *** of *** Profit for *** as set forth above in this section using the same production costs as for the Product, (ii) for the one (1) year period after the second (2nd) year anniversary of the Approval Date and each successive year thereafter, *** of *** Profit for *** as set forth above in this section using the same production costs as for the product, (iii) *** percentage of *** Profit on *** shall be paid for any period Halozyme loses its regulatory Approval in said Territory or for any period beyond three (3) months in which it cannot supply API for Product in said Territory.

            2.2 Other Market(s): In the event Baxter and Halozyme mutually decide to promote this Product ***, and the marketing of such further indications shall require additional clinical studies after regulatory approval for sale of the Product for sale in the country of the Territory in which the Product is to be promoted for the further indications, the Parties will agree to an annual budget for such clinical studies, marketing materials and sales force time and shall deduct such actual expenses from the *** Profit before the *** split.

            2.3 Payment Reports. Within sixty (60) days after the end of each calendar quarter during the term of this Agreement, and within sixty (60) days following the expiration or termination of this Agreement, Baxter shall furnish to Halozyme a written report showing in reasonably specific detail, on a Product-by-Product and country-by-country basis, (a) the calculation

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of Gross Profit; (b) the withholding taxes, if any, required by law to be deducted with respect to such sales; and (c) the exchange rates, if any, used in determining the amount of United States dollars. Within six (6) months after the end of the annual period, Baxter shall provide to Halozyme a "true-up" calculation that reconciles any credits or debits arising during such calendar year (in accordance with Section 2.1 above) that have not previously been accounted for, or were inaccurately accounted for, in the quarterly reports for the annual period. All amounts in any such written report shall be expressed in United States dollars. With respect to sales of Products invoiced in a currency other than United States dollars, all such amounts shall be expressed both in the currency in which the distribution is invoiced and in the United States dollar equivalent. The United States dollar equivalent shall be calculated using the average of the exchange rate (local currency per US$1) published in The Wall Street Journal, Western Edition, under the heading "Currency Trading" on the last business day of each month during the applicable calendar quarter. Baxter shall keep complete and accurate records in sufficient detail to enable the amounts payable hereunder to be determined.

            2.4 Audits. Upon the written request of Halozyme and not more than once in each calendar year, Baxter shall permit an independent certified public accounting firm of nationally recognized standing, selected by Halozyme and reasonably acceptable to Baxter, at Halozyme's expense, to have access during normal business hours to such of the records of Baxter as may be reasonably necessary to verify the accuracy of the payment reports hereunder for any year ending not more than thirty-six (36) months prior to the date of such request. If such accounting firm concludes that additional amounts were owed during the audited period, then the parties agree to meet and discuss the calculation of the additional amounts. If it is determined that Baxter still owes the additional amounts, then Baxter shall pay such additional amounts within thirty
(30) days of the date Halozyme delivers to Baxter such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by Halozyme; provided, however, if the audit discloses that the amounts payable by Baxter for such period are more than one hundred five percent (105%) of the amounts actually paid for such period (after the true-up described in Section
2.3 above), then Baxter shall pay the reasonable fees and expenses charged by such accounting firm.

            2.5 Payment Terms. All amounts shown to have accrued by each payment report provided for under Section 2.3 above shall be payable on the date such payment report is due. Payment of amounts in whole or in part may be made in advance of such due date.

            2.6 Payment Method. All payments by a party to the other party under this Agreement shall be paid in United States dollars and all such payments shall be originated from a United States bank located in the United States and made by bank wire transfer in immediately available funds to such account as the payee shall designate before such payment is due.

            2.7 Supply of Product. Halozyme agrees to release and supply or cause to be supplied to Baxter, at no additional charge, the quantities of Product as reasonably ordered by Baxter by the delivery dates specified in Baxter's purchase orders. Baxter shall ship or arrange for shipment of the Product specified in any purchase order from the site of manufacture for the Product to Baxter's distribution facility in Memphis, Tennessee or such other distribution center in the Territory as may be designated by Baxter.

      3. Warranty, Representations.

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            3.1 Halozyme warrants that it possesses good and marketable title to the Product sold to Baxter hereunder and complies with all regulatory requirements for such Product in the Territory. With respect to all Product sold to Baxter hereunder that is not manufactured by Baxter or its Affiliates, Halozyme warrants that (i) such Product complies or will comply with all applicable regulatory requirements for such Product in the Territory, (ii) such Product will be manufactured in accordance with the applicable specifications therefor, the regulatory approval in the Territory and Good Manufacturing Practices as applicable to such Product in the Territory and in compliance with approved quality control processes and standards, which processes and standards will meet the minimum requirements of applicable laws and regulations in the Territory, (iii) such Product will be free from defects in workmanship and material, and (iv) it shall provide at its own expense all packaging and labeling for such Product that conform with the regulatory requirements in the Territory and are suitable for sale in the Territory and such labels are available in the appropriate languages for the Territory. For purposes of subparagraph (ii) above, each batch such Product supplied by Halozyme, will include a "Certificate of Analysis," which will include testing results, and shall be sent to Baxter by mail and fax or e-mail, indicating that the batch has been manufactured and released according to applicable Good Manufacturing Practices and the applicable specifications therefor. Halozyme shall indemnify, defend and hold harmless Baxter, its Affiliates, its sublicensees and distributors, and their respective directors, officers, employees and agents, from and against any and all liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals) incurred from any claims, actions or proceedings by any third party to the extent resulting from a breach of the foregoing warranty.

            3.2 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, HALOZYME MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT. HALOZYME DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      4. Covenants of Baxter.

            4.1 No Bundling. Baxter shall not condition the sale or transfer of the Product with the sale or transfer of any other product or the use of any service unless the price for the Product is separately itemized on the applicable invoice and is the same price charged by Baxter for the Product when sold separately. Notwithstanding the foregoing, for purposes of calculating *** Profit under Section 2.1, the "***" under clause (b)(i) shall include an evenly apportioned share of the year-end rebate pursuant to a customary *** reasonably allocated to sales of Product under such program.

            4.2 Exclusivity. Within *** following the date the FDA gives marketing approval or clearance for a Product (the "Approval Date"), and for so long as this Agreement is in effect, Baxter shall not promote, market or sell in the Territory any product that constitutes *** or any other product sold solely for the labeled indications of Products previously or contemporaneously sold by Baxter; provided, however, that Baxter may continue to sell *** in said Territory if a *** is available from other commercial sources in said Territory and Baxter pays to Halozyme, with respect to each sale of *** in said Territory a percentage of *** Profit according to the terms set forth in section 2.1.2.

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      5. Regulatory Filings.

            5.1 Baxter shall comply with all applicable regulatory requirements in any country in which Baxter promotes, markets or sells the Products or any products resulting from, in whole or in part, the Products. In order for Halozyme to comply with 21 CFR 310.305, 314.80 and 314.98 as promulgated by FDA and other regulatory authorities, Baxter must report to Halozyme any serious adverse events immediately and any adverse events and product complaints regarding the Product, consistent with the Quality Agreement. Halozyme must report to Baxter ACC any serious adverse events immediately and any adverse events and product complaints regarding the Product, in each case in accordance with the Quality Agreement.

            5.2 Halozyme shall be responsible at its own cost and expense for maintaining all marketing authorizations within the Territories for the term of this Agreement. Halozyme shall duly inform the regulatory authorities of Baxter being the exclusive distributor of the Product in the Territories.

      6. Confidentiality.

            6.1 Confidentiality. During the term of this Agreement, and for a period of five (5) years following the expiration or earlier termination hereof, each party shall maintain in confidence all Confidential Information (as defined below) disclosed by the other party, and shall not use, grant the use of or disclose to any third party the Confidential Information of the other party other than as expressly permitted by this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party's Confidential Information. As used herein, "Confidential Information" shall mean all information and data that (a) is provided by one party to the other party under this Agreement, and (b) if disclosed in writing or other tangible medium is marked or identified as confidential at the time of disclosure to the recipient, or is acknowledged at the time of disclosure to be confidential, or otherwise should reasonably be deemed to be confidential. Notwithstanding the foregoing, Confidential Information of a party shall not include that portion of such information and data which, and only to the extent, the recipient can establish by written documentation: (i) is known to the recipient as evidenced by its written records before receipt thereof from the disclosing party, (ii) is disclosed to the recipient free of confidentiality obligations by a third person who has the right to make such disclosure, (iii) is or becomes part of the public domain through no fault of the recipient, or
(iv) the recipient can reasonably establish is independently developed by persons on behalf of recipient without access to or use of the information disclosed by the disclosing party.

            6.2 Permitted Disclosures. Either party may disclose Confidential Information of the disclosing party (a) on a need-to-know basis, to such party's directors, officers and employees to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly authorized by this Agreement, and (b) to those affiliates, agents and consultants who need to know such information to accomplish the purposes of this Agreement (collectively, "Permitted Recipients"); provided such Permitted Recipients are bound to maintain such Confidential Information in confidence to the same extent as set forth in Section 6.1.

            6.3 Litigation and Governmental Disclosure. Each party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary for

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prosecuting or defending litigation, complying with applicable governmental regulations or conducting pre-clinical or clinical trials, provided that if a party is required by law or regulation to make any such disclosure of the other party's Confidential Information it will, except where impractical for necessary disclosures, for example in the event of a medical emergency, give reasonable advance notice to the other party of such disclosure requirement and will use good faith efforts to assist such other party to secure a protective order or confidential treatment of such Confidential Information required to be disclosed.

            6.4 Limitation of Disclosure. The parties agree that, except as otherwise may be required by applicable laws, regulations, rules or orders, including without limitation the rules and regulations promulgated by the United States Securities and Exchange Commission, and except as may be authorized in this Section 6, no information concerning this Agreement and the transactions contemplated herein shall be made public by either party without the prior written consent of the other.

            6.5 Publicity and SEC Filings. The parties agree that the public announcement of the execution of this Agreement shall only be by one or more press releases mutually agreed to by the parties. The failure of a party to return a draft of a press release with its proposed amendments or modifications to such press release to the other party within ten business (10) days of such party's receipt of such press release shall be deemed as such party's approval of such press release as received by such party. Each party agrees that it shall cooperate fully and in a timely manner with the other with respect to all disclosures to the Securities and Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of Confidential Information of either party included in any such disclosure.

      7. Intellectual Property Rights.

            7.1 Patent Rights. Except as expressly set forth in this Agreement, including but not limited to rights and permissions implied in the appointment of Baxter and its Affiliates as exclusive distributor(s) pursuant to Section 1.1 of this Agreement, Halozyme does not, by this agreement, either expressly or impliedly, grant any other licenses to Baxter under any patents or other intellectual property owned or controlled by Halozyme or under which Halozyme has any rights. Halozyme warrants that it owns, controls or has licenses to all intellectual property rights implied in the appointment of Baxter and its Affiliates as exclusive distributor(s) pursuant to Section 1.1 of this Agreement. Halozyme represents that it is not otherwise a party to any agreement that would inhibit or prevent Halozyme from licensing or otherwise conveying any of these intellectual property rights to Baxter. Halozyme warrants that the use of the trademarks referenced in 7.2 below shall be delivered free of any claim of any third party for any infringement of any trademark rights of such third party.

            7.2 Trademarks and Trade Names.

                  (a) Baxter shall not use any of Halozyme's trademarks, or any mark or name confusingly similar thereto, as part of its corporate or business name or in any other manner, except that (a) Baxter may identify itself as an authorized distributor of Halozyme, (b) (i) if reasonably feasible, taking into account the final size of the Product as determined by Baxter in good faith, Baxter shall prominently mark on the Product vial, in addition to Baxter's own trade

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dress, any brand name of the applicable Product "Manufactured for Halozyme
Therapeutics, Inc., San Diego, California" and (ii) Baxter shall prominently mark on the package insert and Product packaging "Manufactured for Halozyme Therapeutics, Inc., San Diego, California", and (c) Baxter shall not register any trade mark or trade name (including any company name) which is identical to or confusingly similar to or incorporates any trade mark or trade name which Halozyme or any associated company owns or claims rights in.

                  (b) Halozyme hereby grants to Baxter an exclusive right in the Territories for the term of this Agreement to use Halozyme's trademark "Enhanze SC(TM)" solely for use with the distribution of the Product. Any other use of Halozyme's trademarks shall be subject to written prior approval from Halozyme. Within thirty (30) days after the Approval Date, Halozyme shall supply Baxter with written guidelines concerning Halozyme's preferences and restrictions for trade dress or trademarks used in the marketing, promotion or distribution of the Product. Halozyme shall have the right to approve any trade dress or trademarks used by Baxter with the marketing, promotion or distribution of the Product, which approval shall not be unreasonably withheld. Such right of Halozyme to approve shall be exercised by notifying Baxter in writing of Halozyme's desire to approve such trade dress or trademarks. After such notification, Baxter shall supply Halozyme with layouts and/or specimens of any such trade dress or trade mark usage at least fifteen (15) business days prior to any anticipated use of such. Halozyme shall have ten (10) business days to review any such layouts and/or specimens, and shall be deemed to approve use of such if Baxter is not notified in writing of Halozyme's objection to such use by the end of the ten (10) business day period. Halozyme may suspend such right of approval, without affecting its right to reactivate such right of approval, by written notice to Baxter.

                  (c) Any goodwill associated with any trade marks affixed or applied or used in relation to Products sold or otherwise distributed by Baxter pursuant to this Agreement shall accrue to the sole benefit of Halozyme, except to the extent that such goodwill is associated with any Baxter owned trademark not specific to the Product. Nothing in this Agreement shall create an obligation on Halozyme to register or otherwise maintain in force any trademarks. However, if Halozyme decides not to maintain the trademark "Enhanze SC(TM)", Baxter shall have the option as exclusive licensee under the mark to obtain ownership of the trademark "Enhanze SC(TM)" and maintain the mark. Halozyme shall notify Baxter of any such decision not to maintain the trademark "Enhanze SC(TM)" at least thirty (30) days prior to any action needed to maintain the mark in the Territory, and effect any documents necessary for transfer of ownership of the mark if Baxter exercises the option. Nothing in this Agreement shall create an obligation on Baxter to register or otherwise maintain in force any trademarks. Upon termination of this Agreement, ownership of any trademark registered by Baxter for use only in Product labeling or advertising shall vest in Halozyme, and Baxter shall execute all documents necessary to effect such transfer of ownership; however, this sentence shall not apply to the trademark "Enhanze SC(TM)" if Halozyme decides not to maintain the trademark, and Baxter exercises its option above. Upon expiration of this Agreement under Section 8.1 (provided that this Agreement is not extended by mutual written agreement of the parties) or termination of this Agreement by Baxter under 8.2(a), Baxter shall have the option to purchase from Halozyme any trademark used only in Product labeling or advertising, such option being exercisable by written notice to Halozyme within thirty (30) days of such expiration or termination of this Agreement. If Baxter exercised this option, the Parties shall negotiate in good faith the terms of such purchase for at least ninety (90) days. If, after the ninety (90) day period the parties have not agreed to terms of such purchase, Baxter shall have a right of first refusal on such

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trademarks. Under this right of first refusal, Halozyme shall offer to Baxter any such trademarks that are offered for sale, license, or transfer to any non-Affiliate third party under terms which are the same as the offer to the third party. Baxter shall have sixty (60) days to accept or reject such terms. Despite any use of Baxter's general trade dress, trademarks or servicemarks denoting Baxter as the source of Product in connection with the packaging, labeling, advertising, or promotion of Product, Halozyme shall have no license, express or implied, to use such general trade dress, trademarks or service marks after the termination of this Agreement.

            7.3 Intellectual Property Infringement Litigation. Baxter shall inform Halozyme immediately upon becoming aware of: (i) any infringements or risk of infringements by a third party of Halozyme's intellectual property (including but not limited to brands, trademarks, copyrights, and patents), and
(ii) any allegations of infringements or risk of infringements by the Products of a third party's intellectual property or claims of such by a third party.

                  (a) In the event of any such infringement under (i), *** shall allow *** of any claim of intellectual property right infringement by or against a third party in *** shall not compromise, settle or negotiate or make any statement on behalf ***, Baxter shall cooperate with *** with any such infringement defense or prosecution.

                  (b) In the event of any allegations of infringement or risk or infringement under (ii), the Party first having notice of an infringement claim shall promptly notify the other Party in writing. The notice shall set forth the facts of the infringement claim in reasonable detail. The party being sued or threatened under (ii) *** shall consult with the other party, ***, (2) the other party shall cooperate with such party to the extent allowed by law; and (3) such party shall *** to the extent permitted *** an infringement claim under (ii), including ***

                  (c) ***. In the event that the use, sale, offer for sale or importation of a Product is alleged to infringe a Third Party Patent or a Third Party trademark (collectively, "Third Party IP"), the Parties will cooperate to *** for ***. If the Parties determine that *** is appropriate, and *** to such Third Party IP ***, the Parties agree that *** shall be *** for ***, when such Third Party IP ***, and that *** shall be *** for *** shall include a *** when such Third Party IP ***. The Parties shall *** such Third Party IP ***.

            7.4 Copyrights. Baxter hereby acknowledges that Halozyme has claimed, or may claim, copyright protection with respect to certain parts of the Products and the labels, inserts and other materials regarding the Products. Baxter further acknowledges the validity of Halozyme's right to claim copyright protection with respect to such items. Baxter further acknowledges that Halozyme has the exclusive right (to the exclusion of all others) to claim the copyright protection with respect to all such items. Halozyme herein gives Baxter express permission to copy and distribute to its sales representatives Product advertising, literature and other materials prepared by or on behalf of Halozyme for the purpose of fulfilling Baxter's obligations under the Agreement.

      8. Term and Termination.

            8.1 Term and Renewal. This Agreement, and the obligations of the parties hereunder, shall commence on the Effective Date and continue for the life of the *** patents. Thereafter, the Agreement will be automatically extended for additional one year periods until either

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party notifies the other party in writing not less than twenty-four (24) months prior of that party's intent to terminate the Agreement.

            8.2 Termination for Cause.

                  (a) Except as otherwise provided in Section 9.2, below, either party may terminate the Agreement upon or after the breach of any material provision of the Agreement by the other party if the other party has not cured such breach within sixty (60) days after notice thereof from the nonbreaching party.

                  (b) Except as otherwise provided in Section 9.2 and 8.2(d), below, Halozyme shall have the right to terminate this Agreement upon sixty (60) days written notice to Baxter if Baxter receives notice that all regulatory and commercial approvals to market the Product in a country in the Territory have been obtained, and either (i) does not commence commercial sales within six (6) months of such approval in such country, or (ii) discontinues or suspends sales of the Product in such country for sixty (60) days; provided, however, that (A) such occurrence was not a result of Halozyme's failure to supply API to Baxter or maintain regulatory approval, and (B) Baxter has not resumed sales within the sixty (60) day notice period; provided, further, that if Halozyme gives notice to Baxter under this Section 8.2(b) twice in any twelve (12) month period, then Baxter shall not have the right to cure under clause (B) above following such second notice.

                  (c) Either party may terminate immediately in the event of the insolvency of the other party or its inability to pay its debts in the ordinary course of business or the appointment of a liquidator, receiver or administrator.

                  (d) In the event of a bona fide allegation or claim of infringement under Section 7.3 (ii), Baxter shall have the option to suspend distribution of Product (subject to the rights of Halozyme under Section 8.2(b)), or terminate this Agreement, by written notice to Halozyme.

                  (e) Baxter shall have the right to terminate this Agreement by giving 30 days advance written notice to Halozyme in the event that FDA approval for the Product in the Territory is not obtained by Halozyme by December 31,
***.

                  (f) If Baxter determines in good faith that continuing sales in any country in the Additional Territory is not commercially reasonable, then Baxter shall give express written notice to Halozyme thereof, and on the date thirty (30) days after such written notice, (i) such country shall be removed from the Additional Territory, and (ii) the parties shall have no further rights or obligations to each other with respect to such country (other than final accounting, payments and audit rights and obligations for sales prior to the date such country was removed from the Additional Territory).

            8.3 Effect of Expiration and Termination. Expiration or termination of the Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Sections 6, 7.2(c) and 9 shall survive the expiration or termination of the Agreement. Upon the expiration or termination of the Agreement, Baxter shall have the right to sell the remaining stock of Products for a period of twelve (12) months following such expiration or termination.

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

      9. Miscellaneous.

            9.1 Notices. All notices hereunder shall be delivered by facsimile (confirmed by overnight delivery), or by overnight delivery with a reputable overnight delivery service, to the following address of the respective parties:

If to Halozyme:                 Halozyme, Inc.
                                11588 Sorrento Valley Road, Suite 17
                                San Diego, California 92121
                                Attn:    President

                                Fax: (858) 259-2539
                                Phone: (858) 794-8889

With a copy to:                 Gray Cary Ware & Freidenrich LLP
                                4365 Executive Drive, Suite 1100
                                San Diego, California 92121
                                Attention: Mark R. Wicker

                                Fax: (858) 677-1401
                                Phone: (858) 677-1489

If to Baxter:                   Baxter Healthcare Corporation
                                95 Spring Street
                                New Providence, NJ 07974
                                Attn: General Manager

                                Fax: (908) 286-7267
                                Phone: (908) 286-7115

With a copy to:                 Baxter Healthcare Corporation
                                One Baxter Parkway
                                Deerfield, Illinois 60015-4633
                                Attn: General Counsel

                                Fax: (847) 948-2450
                                Phone: (847) 948-2600

      Notices shall be effective on the day of receipt. A party may change its address listed above by notice to the other party given in accordance with this
Section 9.1.

            9.2 Force Majeure. Any delay in the performance of any of the duties or obligations of either party hereto (except the payment of money), to the extent caused by an event outside the affected party's reasonable control, shall not be considered a breach of this Agreement, and unless provided to the contrary herein, the time required for performance shall be extended for a period equal to the period of such delay. Such events shall include without limitation, acts of God; acts of public enemies; insurrections; riots; injunctions; embargoes; labor disputes, including strikes,

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

lockouts, job actions, or boycotts; fires; explosions; floods; shortages of material or energy; delays in the delivery of raw materials; acts or orders of any government or agency thereof or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the party so affected. The party so affected shall give prompt written notice to the other party of such cause and a good faith estimate of the continuing effect of the force majeure condition and duration of the affected party's nonperformance, and shall take whatever reasonable steps are appropriate to relieve the effect of such causes as rapidly as possible. If the period of nonperformance by Baxter because of force majeure conditions exceeds ninety (90) calendar days, Halozyme may terminate this Agreement by written notice to Baxter. If the period of nonperformance by Halozyme because of force majeure conditions exceeds ninety
(90) calendar days, Baxter may terminate this Agreement by written notice to Halozyme.

            9.3 Assignment. Neither party shall assign this Agreement or any part hereof or any interest herein to any non-affiliated third party (or use any subcontractor) without the written approval of the other party; provided, however, that either party may assign this Agreement without such consent to an Affiliate or in the case of a merger, consolidation, change in control or sale of all or substantially all of the assets of the party seeking such assignment or transfer and such transaction relates to the business covered by this Agreement and the resulting entity assumes all of the obligations under this Agreement. No assignment shall be valid unless the permitted assignee(s) assumes all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of its obligations hereunder. Any purported assignment in violation of this Section 9.3 shall be void.

            9.4 Entire Agreement. The parties hereto acknowledge that this Agreement, together with the Confidentiality Agreement signed by Halozyme and Baxter on August 14, 2003 (as amended to date) and the Letter (but only for purposes of the definition of the Product), sets forth the entire agreement and understanding of the parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both parties hereto. No course of dealing or usage of trade shall be used to modify the terms and conditions herein.

            9.5 Waiver. None of the provisions of this Agreement shall be considered waived by any party hereto unless such waiver is agreed to, in writing, by authorized agents of such party. The failure of a party to insist upon strict conformance to any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any rights of any party hereto.

            9.6 Obligations to Third Parties. Each party warrants and represents that this Agreement does not conflict with any contractual obligations, expressed or implied, undertaken with any third party.

            9.7 Independent Contractor. Baxter and Halozyme are acting under this Agreement as independent contractors and neither shall be considered an agent of, or joint venturer with, the other. Unless otherwise provided herein to the contrary, each party shall furnish all expertise, labor, supervision, machining and equipment necessary for the performance of its

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

obligations hereunder and shall obtain and maintain all building and other permits and licenses required by public authorities.

            9.8 Governing Law. In any action brought regarding the validity, construction and enforcement of this Agreement, it shall be governed in all respects by the laws of the State of New Jersey, without regard to the principles of conflicts of laws. The courts of the State of California shall have jurisdiction over the parties hereto in all matters arising hereunder and the parties hereto agree that venue shall be a state or federal court in California.

            9.9 Severability. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

            9.10 Headings, Interpretation. The headings used in this Agreement are for convenience only and are not part of this Agreement.

            9.11 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have each caused this Exclusive Distribution Agreement to be executed by their duly-authorized representatives as of the Effective Date above written.

HALOZYME, INC.                            BAXTER HEALTHCARE
                                           CORPORATION

By: /s/ Jonathan Lim                   By: /s/ Billy J. Simmons
    -------------------------------        -------------------------------------

Name: Jonathan Lim                     Name: Billy J. Simmons, Jr.

Title: President and CEO               Title: General Manager

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